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                                                                     Exhibit 4.6
                                                                     -----------


                             SUPPLEMENTAL INDENTURE



         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of [August __, 2002], among Hawk Corporation, a Delaware corporation (the "Company"); and Allegheny Clearfield, Inc., Hawk MIM, Inc., Hawk Motors, Inc., Hawk Precision Components Group, Inc., Net Shape Technologies LLC, Quarter Master Industries, Inc., Tex Racing Enterprises, Inc., Friction Products Co., Logan Metal Stampings, Inc., S.K. Wellman Holdings, Inc., S.K. Wellman Corp., Sinterloy Corporation and Helsel, Inc. (each a "Guarantor" and collectively the "Guarantors", and HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as successor trustee, (the "Trustee"), successor to Bank One Trust Company, N.A., a national banking association (the "Prior Trustee").

                                    RECITALS

         WHEREAS, the Company, the Guarantors and the Prior Trustee have heretofore executed and delivered a certain Indenture, dated as of November 27, 1996 (as amended or supplemented from time to time prior to the date hereof, the "Indenture") with respect to the Company's Series A 10.25% Senior Notes due December 1, 2003 and Series B 10.25% Senior Notes due December 1, 2002 (collectively, the "Notes"), and together with the Trustee have executed a Resignation, Appointment and Acceptance Agreement, dated as of April 25, 2002, appointing the Trustee as successor trustee;

         WHEREAS, Section 9.2 of the Indenture provides that, subject to Section
6.7 of the Indenture, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement the Indenture, the Notes and the Guarantees without notice to any other Holder;

         WHEREAS, the Company has offered to exchange all of the outstanding Notes, upon the terms and subject to the conditions set forth in its Prospectus and Consent Solicitation Statement, dated [August __, 2002], and in the related Letter of Transmittal and Consent (the "Exchange Offer"), and in connection therewith, the Company has been soliciting written consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Supplemental Indenture), and the Company has now obtained such written consents from the Holders of a majority in principal amount of the outstanding Notes; accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.2 of the Indenture; and

         WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture, effectively amending and supplementing the Indenture as set forth herein, have been duly taken;

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         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

         Upon consummation of the exchange by the Company of all Notes validly tendered pursuant to the Exchange Offer and not withdrawn before the expiration date for such Exchange Offer (as notified to the Trustee by the Company upon which notification the Trustee may rely), then automatically (without further act by any person) with respect to all outstanding Notes, the Indenture is amended in the following respects:

1.1      Sections 4.3, 4.4, 4.5, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
6.1(iv), 6.1(v), 6.1(vi), 6.1(vii), 6.1(viii), 10.1, 10.2, 10.3, 10.4, 10.5,
10.6, 10.7, 10.8, 10.9 and 10.10 of the Indenture and all other references to these sections in the Indenture and the Notes shall be deleted and each of the Company and the Guarantors shall be released from its respective obligations thereunder.

1.2 Any failure by the Company or the Guarantors to comply with the terms of any of the foregoing Sections of the Indenture (whether before or after the execution of this Supplemental Indenture) shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.

1.3 The Guarantees and all referenced thereto in the Notes shall be deleted in their entirety. On behalf of itself, each of the Holders and their respective heirs, beneficiaries, estates, representatives, affiliates, successors and assigns, the Trustee shall fully and unconditionally (i) release each of the Guarantors from all Obligations arising under its Guarantee, and (ii) release and extinguish all of the Guarantees, which shall not hereafter be deemed outstanding for any purpose whatsoever.

1.4 Section 4.9 of the Indenture shall be deleted in its entirely, and the following is substituted in lieu thereof:

                  "Section 4.9 Compliance with the TIA.

                           Upon qualification of this Indenture under the TIA,
                  the Company shall comply with the provisions of TIA Section 314 (a)."

1.5 Section 4.17(a)(ii) of the Indenture shall be deleted in its entirely, and the following is substituted in lieu thereof:

                  "intentionally omitted."

1.6 The second paragraph of Section 4.17(a)(iii) of the Indenture shall be deleted in its entirety.

1.7 Section 5.1(a) of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:


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                  "Section 5.1 Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless
         (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes, and this Indenture pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee;

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations under, this Indenture and the Notes."

1.8 Section 6.1(iii) of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

                  "(iii) the Company's failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;"

1.9 Section 6.2(a) of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

                  "(a) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Company, and to the Company and the Trustee if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and Notes shall become immediately due and payable."

1.10 Section 6.2(b) of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

                  "Any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a



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                  majority in principal amount of the Notes outstanding, by
                  written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay
                  (A) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes, (C) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (iii) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction."

1.11 Section 8.2(b) of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

                  "Subject to the satisfaction of the conditions in Section 8.2(c) hereof, the Company may, at its option by Board Resolution, at any time, elect to effect covenant defeasance ("Covenant Defeasance"). On and after the date such conditions are satisfied, (i) the Company shall be released from its obligations under any covenant or provision contained in Sections 4.6(a), 4.7, 4.9 and 4.17 through 4.19, (ii) clause
                  (iii) of Section 6.1 hereof shall not apply, and (iii) the provisions of Articles Five and Eleven shall not apply, and the Notes shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Articles Five and Eleven, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clause (iii) of Section 6.1 hereof, but, except as specified above, the remainder of this Indenture shall be unaffected thereby."

1.12 In connection with the amendments identified above, the following defined terms used in Section 1.1 of the Indenture, and all references to such defined terms in the Indenture and the Notes shall be deleted: Acquired Debt; Asset Sale; Asset Sale Offer; Asset Sale Offer Trigger Date; Asset Sale Offer Purchase Date; Bankruptcy Law; Cash Equivalents; Cash Flow; Change of Control; Change of Control Offer; Change of Control Purchase Date; Consolidated Cash Flow Coverage Ratio; Consolidated Interest Expense; Consolidated Net Worth; Excess Proceeds;


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

Existing Indebtedness; Guarantee; Guarantor; Hawk Controlling Stockholder Merger; Independent Director; Internal Revenue Code; Net Proceeds; Permitted Indebtedness; Permitted Investments; Permitted Holders; Permitted Liens; Permitted Payments; Refinancing; Refinancing Indebtedness; Required Filing Dates; Restricted Investment; Restricted Payment; and Weighted Average Life to Maturity.

1.13 In connection with the amendments identified above, the defined term "Consolidated Net Income" shall be deleted in its entirety, and the following is substituted in lieu thereof.

                  ""Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains and losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) net gains and losses (less all fees and expenses relating thereto) in respect of disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (iv) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders."

1.14 In connection with the amendments identified above, the defined term "incur" used in Section 1.1 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

                  ""incur" means to create, incur, issue, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for."

1.15 In connection with the amendments identified above, the defined term "Investment" used in Section 1.1 of the Indenture shall be deleted in its entirety and the following is substituted in lieu thereof:

                  ""Investment means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude travel and similar advances to officers and employees of the Company in the ordinary course of business and extensions of trade credit by the Company and its


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
         Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be."

                                  ARTICLE TWO

2.1 All terms used in this Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

2.2 All of the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders.

2.3 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.4 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.5 Nothing in this Supplemental Indenture, express or implied, shall give any person, other that the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Supplemental Indenture.

2.6 The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, except with respect to the execution hereof by the Trustee, or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

2.7 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Ohio as applied to contracts made and performed within the State of Ohio without regard to its principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of Ohio in any action or proceeding arising out of or relating to this Supplemental Indenture.




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


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above.

                                HAWK CORPORATION


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                FRICTION PRODUCTS CO.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                LOGAN METAL STAMPINGS, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                HELSEL, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                S.K. WELLMAN HOLDINGS, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg





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
                                ALLEGHENY CLEARFIELD, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                HAWK MIM, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                HAWK MOTORS, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                HAWK PRECISION COMPONENTS GROUP, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                NET SHAPE TECHNOLOGIES LLC


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman









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                                QUARTER MASTER INDUSTRIES, INC.


                                By:
                                   ---------------------------------

                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                SINTERLOY CORPORATION


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                TEX RACING ENTERPRISES, INC.


                                By:
                                   ---------------------------------
                                    Name: Ronald E. Weinberg
                                    Title: Chairman



                                HSBC BANK USA, AS TRUSTEE


                                By:
                                   ---------------------------------
                                    Name:
                                    Title:




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